1940 Act File No. 811-08495

AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 11, 2022

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 292

(Check appropriate box or boxes)

NATIONWIDE MUTUAL FUNDS
(Exact Name of Registrant as Specified In Its Charter)

One Nationwide Plaza Mail Code 05-02-210
Columbus, Ohio 43215
(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, including Area Code: (614) 435-5787

Send Copies of Communications to:
ALLAN J. OSTER, ESQ.	PRUFESH R. MODHERA, ESQ.
10 WEST NATIONWIDE BOULEVARD	STRADLEY RONON STEVENS & YOUNG, LLP
COLUMBUS, OH 43215	2000 K STREET, N.W., SUITE 700
(Name and Address of Agent for Service)	WASHINGTON, DC 20006

EXPLANATORY NOTE
This Amendment No. 292 (the “Amendment”) to the Registration Statement of Nationwide Mutual Funds (the “Registrant”) on Form N-1A is being filed under the Investment Company Act of 1940 (the “1940 Act”), as amended, to amend and supplement Amendment No. 287 to the Registrant’s Registration Statement on Form N-1A, filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 25, 2022 under the 1940 Act (Accession No. 0001193125-22-054072) (“Amendment No. 287”) as pertaining to Part B of the Nationwide Multi-Cap Portfolio and Part B of the Nationwide Bond Portfolio, each a series of the Registrant.

This Amendment further amends and supplements Amendment No. 290 to the Registrant’s Registration Statement on Form N-1A, filed with the Commission on August 8, 2022 under the 1940 Act (Accession No. 0001193125-22-214351) (“Amendment No. 290”) as pertaining to Part B of the Nationwide U.S. 130/30 Equity Portfolio, a series of the Registrant (a “Fund,” and together with Nationwide Multi-Cap Portfolio and Nationwide Bond Portfolio, the “Funds”).

Part A and Part B of the Nationwide Multi-Cap Portfolio and the Nationwide Bond Portfolio, as filed in Amendment No. 287, are incorporated herein by reference.

Part A and Part B of the Nationwide U.S. 130/30 Equity Portfolio, as filed in Amendment No. 290, are incorporated herein by reference.

The shares of beneficial interest (“Shares”) of the series of the Registrant are not registered under the Securities Act of 1933, as amended (the “Securities Act”), because each series of the Registrant issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Shares of the series of the Registrant may be purchased only by “accredited investors,” as defined in Regulation D under the Securities Act. This Amendment is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.

The unaudited Financial Statement of the Funds for the period ended April 30, 2022, as filed with the Commission on June 21, 2022 (Accession No. 0001839673-22-000023) contained in the Semi-Annual Report of the Registrant, dated April 30, 2022, is incorporated herein by reference. Additionally, the audited Financial Statement and the Report of Independent Registered Public Accounting Firm of the Fund for the fiscal year ended October 31, 2021, as filed with the Commission on January 14, 2022 (Accession No. 0001839673-22-000002) contained in the Annual Report of the Registrant, dated October 31, 2021, is incorporated herein by reference.

This Registration Statement relates only to the Funds and does not affect or incorporate by reference the currently effective Part A and Part B for the Registrant’s other series.

NATIONWIDE MUTUAL FUNDS
Nationwide Bond Portfolio

Amendment dated October 11, 2022
to the Statement of Additional Information (“SAI”) dated February 25, 2022

Capitalized terms and certain other terms used in this amendment, unless otherwise defined in this amendment, have the meanings assigned to them in the SAI.
1.	Effective immediately, the SAI is amended as follows:

a.	The following replaces the table and accompanying footnotes under the heading “Officers of the Trust” on page 50 of the SAI:

Lee T. Cummings
Year of Birth	Positions Held with Funds and Length of Time Served
1963	President, Chief Executive Officer and Principal Executive Officer since September 2022
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Cummings is Senior Vice President and Head of Fund Operations of Nationwide Funds Group, and is a Vice President of Nationwide Mutual Insurance Company.[1]  He previously served as the Trust’s Treasurer and Principal Financial Officer.

David Majewski
Year of Birth	Positions Held with Funds and Length of Time Served
1976	Treasurer and Principal Financial Officer since September 2022
Principal Occupation(s) During the Past Five Years (or Longer) Mr. Majewski previously served as the Trust’s Assistant Secretary and Assistant Treasurer.
Kevin Grether
Year of Birth	Positions Held with Funds and Length of Time Served
1970	Senior Vice President and Chief Compliance Officer since December 2021
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Grether is Senior Vice President of NFA and Chief Compliance Officer of NFA and the Trust. He is also a Vice President of Nationwide Mutual Insurance Company.[1] He previously served as the VP, Chief Compliance Officer for the Nationwide Office of Investments and its registered investment adviser, Nationwide Asset Management.

Stephen R. Rimes
Year of Birth	Positions Held with Funds and Length of Time Served
1970	Secretary, Senior Vice President and General Counsel since December 2019
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Rimes is Vice President, Associate General Counsel and Secretary for Nationwide Funds Group, and Vice President of Nationwide Mutual Insurance Company.[1] He previously served as Assistant General Counsel for Invesco from 2000-2019.

Steven D. Pierce
Year of Birth	Positions Held with Funds and Length of Time Served
1965	Senior Vice President, Head of Business and Product Development since March 2020
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Pierce is Senior Vice President, Head of Business and Product Development for Nationwide Funds Group, and is a Vice President of Nationwide Mutual Insurance Company.[1]

Christopher C. Graham
Year of Birth	Positions Held with Funds and Length of Time Served
1971	Senior Vice President, Head of Investment Strategies, Chief Investment Officer and Portfolio Manager since September 2016

Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Graham is Senior Vice President, Head of Investment Strategies and Portfolio Manager for the Nationwide Funds Group, and is a Vice President of Nationwide Mutual Insurance Company.[1]

[1]	These positions are held with an affiliated person or principal underwriter of the Funds.

b.
The list of entities or people that are affiliates of both the Trust and Nationwide Fund Distributors LLC under the heading “Distributor” on page 59 of the SAI is deleted in its entirety and replaced with the following:

Nationwide Fund Advisors
Nationwide Fund Management LLC
Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance Company
Jefferson National Life Insurance Company
Jefferson National Life Insurance Company of New York
Nationwide Financial Services, Inc.
Nationwide Corporation
Nationwide Mutual Insurance Company
Christopher Graham
Kevin Grether
M. Diane Koken
Lee T. Cummings
Steven D. Pierce
Stephen R. Rimes
David Majewski

PLEASE RETAIN THIS AMENDMENT FOR FUTURE REFERENCE

NATIONWIDE MUTUAL FUNDS
Nationwide Multi-Cap Portfolio

Amendment dated October 11, 2022
to the Statement of Additional Information (“SAI”) dated February 25, 2022

Capitalized terms and certain other terms used in this amendment, unless otherwise defined in this amendment, have the meanings assigned to them in the SAI.
1.	Effective immediately, the SAI is amended as follows:

a.	The following replaces the table and accompanying footnotes under the heading “Officers of the Trust” on page 51 of the SAI:

Lee T. Cummings
Year of Birth	Positions Held with Funds and Length of Time Served
1963	President, Chief Executive Officer and Principal Executive Officer since September 2022
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Cummings is Senior Vice President and Head of Fund Operations of Nationwide Funds Group, and is a Vice President of Nationwide Mutual Insurance Company.[1]  He previously served as the Trust’s Treasurer and Principal Financial Officer.

David Majewski
Year of Birth	Positions Held with Funds and Length of Time Served
1976	Treasurer and Principal Financial Officer since September 2022
Principal Occupation(s) During the Past Five Years (or Longer) Mr. Majewski previously served as the Trust’s Assistant Secretary and Assistant Treasurer.
Kevin Grether
Year of Birth	Positions Held with Funds and Length of Time Served
1970	Senior Vice President and Chief Compliance Officer since December 2021
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Grether is Senior Vice President of NFA and Chief Compliance Officer of NFA and the Trust. He is also a Vice President of Nationwide Mutual Insurance Company.[1] He previously served as the VP, Chief Compliance Officer for the Nationwide Office of Investments and its registered investment adviser, Nationwide Asset Management.

Stephen R. Rimes
Year of Birth	Positions Held with Funds and Length of Time Served
1970	Secretary, Senior Vice President and General Counsel since December 2019
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Rimes is Vice President, Associate General Counsel and Secretary for Nationwide Funds Group, and Vice President of Nationwide Mutual Insurance Company.[1] He previously served as Assistant General Counsel for Invesco from 2000-2019.

Steven D. Pierce
Year of Birth	Positions Held with Funds and Length of Time Served
1965	Senior Vice President, Head of Business and Product Development since March 2020
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Pierce is Senior Vice President, Head of Business and Product Development for Nationwide Funds Group, and is a Vice President of Nationwide Mutual Insurance Company.[1]

Christopher C. Graham
Year of Birth	Positions Held with Funds and Length of Time Served
1971	Senior Vice President, Head of Investment Strategies, Chief Investment Officer and Portfolio Manager since September 2016

Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Graham is Senior Vice President, Head of Investment Strategies and Portfolio Manager for the Nationwide Funds Group, and is a Vice President of Nationwide Mutual Insurance Company.[1]

[1]	These positions are held with an affiliated person or principal underwriter of the Funds.

b.
The list of entities or people that are affiliates of both the Trust and Nationwide Fund Distributors LLC under the heading “Distributor” on page 60 of the SAI is deleted in its entirety and replaced with the following:

Nationwide Fund Advisors
Nationwide Fund Management LLC
Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance Company
Jefferson National Life Insurance Company
Jefferson National Life Insurance Company of New York
Nationwide Financial Services, Inc.
Nationwide Corporation
Nationwide Mutual Insurance Company
Christopher Graham
Kevin Grether
M. Diane Koken
Lee T. Cummings
Steven D. Pierce
Stephen R. Rimes
David Majewski

PLEASE RETAIN THIS AMENDMENT FOR FUTURE REFERENCE

NATIONWIDE MUTUAL FUNDS
Nationwide U.S. 130/30 Equity Portfolio

Amendment dated October 11, 2022
to the Statement of Additional Information (“SAI”) dated August 8, 2022

Capitalized terms and certain other terms used in this amendment, unless otherwise defined in this amendment, have the meanings assigned to them in the SAI.
1.	Effective immediately, the SAI is amended as follows:
a.	The following replaces the table and accompanying footnotes under the heading “Officers of the Trust” on page 38 of the SAI:

Lee T. Cummings
Year of Birth	Positions Held with Funds and Length of Time Served
1963	President, Chief Executive Officer and Principal Executive Officer since September 2022
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Cummings is Senior Vice President and Head of Fund Operations of Nationwide Funds Group, and is a Vice President of Nationwide Mutual Insurance Company.[1]  He previously served as the Trust’s Treasurer and Principal Financial Officer.

David Majewski
Year of Birth	Positions Held with Funds and Length of Time Served
1976	Treasurer and Principal Financial Officer since September 2022
Principal Occupation(s) During the Past Five Years (or Longer) Mr. Majewski previously served as the Trust’s Assistant Secretary and Assistant Treasurer.
Kevin Grether
Year of Birth	Positions Held with Funds and Length of Time Served
1970	Senior Vice President and Chief Compliance Officer since December 2021
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Grether is Senior Vice President of NFA and Chief Compliance Officer of NFA and the Trust. He is also a Vice President of Nationwide Mutual Insurance Company.[1] He previously served as the VP, Chief Compliance Officer for the Nationwide Office of Investments and its registered investment adviser, Nationwide Asset Management.

Stephen R. Rimes
Year of Birth	Positions Held with Funds and Length of Time Served
1970	Secretary, Senior Vice President and General Counsel since December 2019
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Rimes is Vice President, Associate General Counsel and Secretary for Nationwide Funds Group, and Vice President of Nationwide Mutual Insurance Company.[1] He previously served as Assistant General Counsel for Invesco from 2000-2019.

Steven D. Pierce
Year of Birth	Positions Held with Funds and Length of Time Served
1965	Senior Vice President, Head of Business and Product Development since March 2020
Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Pierce is Senior Vice President, Head of Business and Product Development for Nationwide Funds Group, and is a Vice President of Nationwide Mutual Insurance Company.[1]

Christopher C. Graham
Year of Birth	Positions Held with Funds and Length of Time Served
1971	Senior Vice President, Head of Investment Strategies, Chief Investment Officer and Portfolio Manager since September 2016

Principal Occupation(s) During the Past Five Years (or Longer)
Mr. Graham is Senior Vice President, Head of Investment Strategies and Portfolio Manager for the Nationwide Funds Group, and is a Vice President of Nationwide Mutual Insurance Company.[1]

[1]	These positions are held with an affiliated person or principal underwriter of the Funds.

b.
The list of entities or people that are affiliates of both the Trust and Nationwide Fund Distributors LLC under the heading “Distributor” on page 46 of the SAI is deleted in its entirety and replaced with the following:

Nationwide Fund Advisors
Nationwide Fund Management LLC
Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance Company
Jefferson National Life Insurance Company
Jefferson National Life Insurance Company of New York
Nationwide Financial Services, Inc.
Nationwide Corporation
Nationwide Mutual Insurance Company
Christopher Graham
Kevin Grether
M. Diane Koken
Lee T. Cummings
Steven D. Pierce
Stephen R. Rimes
David Majewski

PLEASE RETAIN THIS AMENDMENT FOR FUTURE REFERENCE

PART C
OTHER INFORMATION
ITEM 28. EXHIBITS

(a)
Second Amended and Restated Agreement and Declaration of Trust, dated June 17, 2009 (the “Amended Declaration”), of the Registrant, Nationwide Mutual Funds (the “Trust”), a Delaware Statutory Trust, previously filed as Exhibit EX-28.a with the Trust’s registration statement on November 17, 2009, is hereby incorporated by reference.

(b)
Third Amended and Restated Bylaws, dated August 28, 2020 (the “Amended Bylaws”), of the Trust, previously filed as Exhibit EX-28.b with the Trust’s registration statement on September 17, 2020, is hereby incorporated by reference.

(c)
Certificates for shares are not issued. Articles III, V, and VI of the Amended Declaration and Article VII of the Amended Bylaws, incorporated by reference to Exhibit (a) and (b) hereto, define rights of holders of shares.

(d)	Investment Advisory Agreements
(1)
Investment Advisory Agreement, dated May 1, 2007, between the Trust and Nationwide Fund Advisors, pertaining to certain series of the Trust, previously filed as Exhibit EX-23.d.2 with the Trust’s registration statement on June 14, 2007, is hereby incorporated by reference.

(a)
Exhibit A to the Investment Advisory Agreement, amended March 11, 2021, previously filed as Exhibit EX-28.d.1.a with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

(2)
Investment Advisory Agreement, dated August 28, 2007, between the Trust and Nationwide Fund Advisors, pertaining to the Target Destination Funds of the Trust, previously filed as Exhibit EX-23.d.2 with the Trust’s registration statement on August 27, 2007, is hereby incorporated by reference.

(a)
Exhibit A to the Investment Advisory Agreement, amended January 15, 2020, previously filed as Exhibit EX-28.d.2.a. with the Trust’s registration statement on January 15, 2020, is hereby incorporated by reference.

(3)
Investment Advisory Agreement, dated September 18, 2015, between the Trust and Nationwide Fund Advisors, pertaining to certain series of the Trust, previously filed as Exhibit EX-28.d.3 with the Trust’s registration statement on October 13, 2015, is hereby incorporated by reference.

(a)
Exhibit A to the Investment Advisory Agreement, amended July 18, 2022, previously filed as Exhibit EX-28.d.3.a with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

	(4)	Subadvisory Agreements
(a)
Amended Subadvisory Agreement among the Trust, Nationwide Fund Advisors and BlackRock Investment Management, LLC, dated May 1, 2007, as amended June 16, 2010, previously filed as Exhibit EX-28.d.3.a with the Trust’s registration statement on September 14, 2010, is hereby incorporated by reference.

(1)
Exhibit A to the Amended Subadvisory Agreement, amended February 1, 2012, previously filed as Exhibit EX-28.d.3.a.1 with the Trust’s registration statement on February 24, 2012, is hereby incorporated by reference.

(b)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Nationwide Asset Management, LLC, dated January 1, 2008, previously filed as Exhibit EX-23.d.3.h with the Trust’s registration statement on December 19, 2008, is hereby incorporated by reference.

	(1)	Exhibit A to the Subadvisory Agreement, amended May 1, 2013, previously filed as Exhibit EX-28.d.3.c.1 with the Trust’s registration statement on April 3, 2014, is hereby incorporated by reference.
(c)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Brown Capital Management, LLC, dated August 26, 2011, previously filed as Exhibit EX-28.d.3.j with the Trust’s registration statement on September 16, 2011, is hereby incorporated by reference.

(d)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and UBS Global Asset Management (Americas) Inc. (formerly, UBS Global Asset Management (Americas) Inc.), dated July 19, 2011, previously filed as Exhibit EX-28.d.3.k with the Trust’s registration statement on July 1, 2011, is hereby incorporated by reference.

	(1)	Exhibit A to the Subadvisory Agreement, amended October 1, 2022, is filed herewith as Exhibit EX-28.d.4.d.1.
(e)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Bailard, Inc., dated June 4, 2013, previously filed as Exhibit EX-28.d.3.k with the Trust’s registration statement on October 17, 2013, is hereby incorporated by reference.

	(1)	Exhibit A to the Subadvisory Agreement, amended March 31, 2014, previously filed as Exhibit EX-28.d.3.j.1 with the Trust’s registration statement on April 3, 2014, is hereby incorporated by reference.
(f)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Geneva Capital Management LLC, dated March 16, 2020, previously filed as Exhibit EX-16.6.d.ix with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended March 11, 2021, previously filed as Exhibit EX-28.d.4.f.1 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(g)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Amundi Pioneer Institutional Asset Management, Inc. (formerly, Amundi Smith Breeden LLC, now known as Amundi Asset Management US, Inc.), dated September 25, 2015, previously filed as Exhibit EX-28.d.4.s with the Trust’s registration statement on October 14, 2015, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended January 14, 2019, previously filed as Exhibit EX-28.d.4.l.1 with the Trust’s registration statement on February 19, 2019, is hereby incorporated by reference.

(h)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Wellington Management Company LLP, dated December 14, 2016, previously filed as Exhibit EX-28.d.4.t with the Trust’s registration statement on December 14, 2016, is hereby incorporated by reference.

	(1)	Exhibit A to the Subadvisory Agreement, amended June 1, 2022, previously filed as Exhibit EX-28.d.4.i.1 with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

(i)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Wellington Management Company LLP, dated November 13, 2017, previously filed as Exhibit EX-28.d.4.o with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

(j)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Loomis, Sayles & Company, L.P., dated May 5, 2017, previously filed as Exhibit EX-28.d.4.q with the Trust’s registration statement on May 5, 2017, is hereby incorporated by reference.

	(1)	Exhibit A to the Subadvisory Agreement, amended June 1, 2022, previously filed as Exhibit EX-28.d.4.k.1 with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.
(k)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Loomis, Sayles & Company, L.P., dated November 13, 2017, previously filed as Exhibit EX-28.d.4.q with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

(l)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Diamond Hill Capital Management, Inc., dated November 13, 2017, previously filed as Exhibit EX-28.d.4.s with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended October 1, 2020, previously filed as Exhibit EX-28.d.4.q.1. with the Trust’s registration statement on October 16, 2020, is hereby incorporated by reference.

(m)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and WCM Investment Management, dated November 13, 2017, previously filed as Exhibit EX-28.d.4.t with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

(n)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Mellon Investments Corporation (formerly, BNY Mellon Asset Management North America Corporation), dated July 13, 2018, as amended August 5, 2019, previously filed as Exhibit EX-16.6.d.xx with the Trust’s registration statement on Form N-14 on September 27, 2019, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended March 12, 2020, previously filed as Exhibit EX-16.6.d.xx.1 with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(o)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Western Asset Management Co., effective July 31, 2020, previously filed as Exhibit EX-28.d.4.t with the Trust’s registration statement on September 17, 2020, is hereby incorporated by reference.

(p)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and BlackRock Investment Management, LLC, dated September 13, 2018, previously filed as Exhibit EX-28.d.4.w with the Trust’s registration statement on November 2, 2018, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended January 1, 2021, previously filed as Exhibit EX-28.d.4.r.1 with the Trust’s registration statement on February 18, 2021, is hereby incorporated by reference.

(q)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Dreyfus Cash Investment Strategies, a division of BNY Mellon Investment Adviser, Inc., dated March 12, 2020, previously filed as Exhibit EX-16.6.d.xxiv with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(r)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and American Century Investment Management Inc., effective November 30, 2020, previously filed as Exhibit EX-28.d.4.w with the Trust’s registration statement on October 16, 2020, is hereby incorporated by reference.

(s)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and GQG Partners LLC, effective January 7, 2021, previously filed as Exhibit EX-28.d.4.u with the Trust’s registration statement on February 18, 2021, is hereby incorporated by reference.

(t)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Janus Henderson Investors US LLC (formerly, Janus Capital Management LLC), effective January 13, 2021, previously filed as Exhibit EX-28.d.4.v with the Trust’s registration statement on February 18, 2021, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, effective July 18, 2022, previously filed as Exhibit EX-28.d.4.u.1 with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

(u)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Newton Investment Management North America, LLC, effective August 31, 2021, previously filed as Exhibit EX-28.d.4.w with the Trust’s registration statement on Form N-1A on September 22, 2021, is hereby incorporated by reference.

(v)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Goldman Sachs Asset Management, L.P., effective September 23, 2021, previously filed as Exhibit EX-28.d.4.x with the Trust’s registration statement on December 10, 2021, is hereby incorporated by reference.

			(1)	Exhibit A to the Subadvisory Agreement, amended September 14, 2022, is filed herewith as Exhibit EX-28.d.4.v.1.
(w)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Insight North America LLC, effective February 2, 2022, previously filed as Exhibit EX-28.d.4.x with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(x)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Jacobs Levy Equity Management, Inc., effective July 21, 2022, previously filed as Exhibit EX-28.d.4.y with the Trust’s registration statement on August 8, 2022, is hereby incorporated by refence.

(e)	(1)
Underwriting Agreement, dated May 1, 2007, between the Trust and Nationwide Fund Distributors, LLC, previously filed as Exhibit EX-23.e.1 with the Trust’s registration statement on June 14, 2007, is hereby incorporated by reference.

		(a)	Schedule A to the Underwriting Agreement, amended July 18, 2022, previously filed as Exhibit EX-28.e.1.a with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.
	(2)	Form of Dealer Agreement, dated 2008, previously filed as Exhibit EX-23.e.2 with the Trust’s registration statement on February 27, 2008, is hereby incorporated by reference.
(f)	Not applicable.
(g)	Custodian Agreement
(1)
Global Custody Agreement, Investment Company Rider, Global Proxy Service Rider and Special Terms and Conditions Rider, dated April 4, 2003, between the Trust and JPMorgan Chase Bank, previously filed as Exhibit EX-23.g.1 with the Trust’s registration statement on February 28, 2005, is hereby incorporated by reference.

(a)
Amendment to Global Custody Agreement, dated December 2, 2009, previously filed as Exhibit EX-28.g.1.a with the Trust’s registration statement on February 26, 2010, is hereby incorporated by reference.

(b)
Amendment to Global Custody Agreement, dated December 9, 2015, previously filed as Exhibit EX-28.g.1.e with the Trust’s registration statement on September 30, 2016, is hereby incorporated by reference.

		(c)	Amendment to Global Custody Agreement, dated February 1, 2022, previously filed as Exhibit EX-28.g.1.e with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.
		(d)	Amendment to Global Custody Agreement, dated April 4, 2003, previously filed as Exhibit EX-28.g.1.f with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.
(e)
Amendment to Global Custody Agreement, effective August 31, 2022, previously filed as Exhibit EX-28.g.1.e with the Trust’s registration statement on September 15, 2022, is hereby incorporated by reference.

(2)
Waiver to Global Custody Agreement, dated February 28, 2005, between the Trust and JPMorgan Chase Bank, previously filed as Exhibit EX-23.g.1.a with the Trust’s registration statement on February 28, 2006, is hereby incorporated by reference.

(3)
Cash Trade Execution Rider to Global Custody Agreement, dated April 4, 2003, previously filed as Exhibit EX-23.g.1.b with the Trust’s registration statement on February 28, 2006, is hereby incorporated by reference.

(4)
Concentration Accounts Agreement, dated December 2, 2009, between the Trust and JPMorgan Chase Bank, previously filed as Exhibit EX-28.g.4 with the Trust’s registration statement on February 26, 2010, is hereby incorporated by reference.

(5)
Securities Lending Rider to Global Custody Agreement, dated March 28, 2014, previously filed as Exhibit EX-28.g.5 with the Trust’s registration statement on September 30, 2016, is hereby incorporated by reference.

(6)
Addendum to Fee Schedule to Securities Lending Rider to Global Custody Agreement, dated March 28, 2014, previously filed as Exhibit EX-28.g.6 with the Trust’s registration statement on September 30, 2016, is hereby incorporated by reference.

(7)
Joinder and Sixth Amendment to Securities Lending Agreement, dated February 4, 2022, previously filed as Exhibit EX-28.g.7 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(h)	(1)
Joint Fund Administration and Transfer Agency Agreement, dated May 1, 2010, between the Trust, Nationwide Variable Insurance Trust and Nationwide Fund Management LLC, previously filed as Exhibit EX-28.h.1 with the Trust’s registration statement on September 14, 2010, is hereby incorporated by reference.

(a)
Schedule C to the Joint Fund Administration and Transfer Agency Agreement, amended September 1, 2012, previously filed as Exhibit EX-28.h.1.a with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

	(2)	Administrative Services Plan, amended January 1, 2021, previously filed as Exhibit EX-28.h.2 with the Trust’s registration statement on January 15, 2021, is hereby incorporated by reference.
(a)
Form of Servicing Agreement to Administrative Services Plan, dated January 2007, previously filed as Exhibit EX-23.h.2.b with the Trust’s registration statement on February 28, 2007, is hereby incorporated by reference.

	(3)	Form of Operational Service Agreement, dated 2007, previously filed as Exhibit EX-23.h.3 with the Trust’s registration statement on August 27, 2007, is hereby incorporated by reference.
(4)
Expense Limitation Agreement between the Trust and Nationwide Fund Advisors, amended January 9, 2008, previously filed as Exhibit EX-23.h.4 with the Trust’s registration statement on February 27, 2008, is hereby incorporated by reference.

(a) Amendment to Expense Limitation Agreement, dated March 1, 2017, previously filed as Exhibit EX-28.h.4.a with the Trust’s registration statement on May 5, 2017, is hereby incorporated by reference.
(b)
Amendment No. 2 to Expense Limitation Agreement, dated July 1, 2018, previously filed as Exhibit EX-28.h.4.b with the Trust’s registration statement on September 24, 2018, is hereby incorporated by reference.

(c) Exhibit A to the Expense Limitation Agreement, amended October 1, 2022, is herewith as as Exhibit EX-28.h.4.c.
(5)
Assignment and Assumption Agreement between Gartmore Mutual Funds, an Ohio Business Trust  (“OBT”), and the Trust, dated February 28, 2005, assigning to the Trust OBT’s title, rights, interests, benefits and privileges in and to certain contracts listed in the Agreement, previously filed as Exhibit EX-23.h.11 with the Trust’s registration statement on February 28, 2006, is hereby incorporated by reference.

(6)
Administrative Services Fee Waiver Agreement between the Trust and Nationwide Financial Services, Inc., on behalf of the Nationwide Government Money Market Fund, dated March 1, 2022, previously filed as Exhibit EX-28.h.6 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(7)
Rule 12b-1 Fee Waiver Agreement between the Trust and Nationwide Fund Advisors, on behalf of the Nationwide Government Money Market Fund, dated March 1, 2022, previously filed as Exhibit EX-28.h.7 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(8)
Amended and Restated Fee Waiver Agreement between the Trust and Nationwide Fund Advisers, on behalf of the Nationwide BNY Mellon Core Plus Bond ESG Fund, Nationwide Fund, Nationwide Government Money Market Fund, Nationwide Mid Cap Market Index Fund, and Nationwide Small Cap Index Fund, effective January 1, 2022, previously filed as Exhibit EX-28.h.8 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(9)
Investment Advisory Fee Waiver Agreement between the Trust and Nationwide Fund Advisers, dated March 1, 2022, relating to the Nationwide Government Money Market Fund, previously filed as Exhibit EX-28.h.9 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(10)
Fee Waiver Agreement between the Trust and Nationwide Fund Advisors, on behalf of the Nationwide Multi-Cap Portfolio, effective June 1, 2022, previously filed as Exhibit EX-28.h.10 with the Trust’s registration statement on September 15, 2022, is hereby incorporated by reference.

(i)	Not applicable.
(j)	Not applicable.
(k)	Not applicable.
(l)	Not applicable.
(m)	Distribution Plan under Rule 12b-1, amended January 1, 2021, previously filed as Exhibit EX-28.m with the Trust’s registration statement on January 15, 2021, is hereby incorporated by reference.
(n)	Rule 18f-3 Plan, effective March 2, 2009, amended July 18, 2022, previously filed as Exhibit EX-28.n with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.
(o)	Not applicable.
(p)	(1)
Code of Ethics for Nationwide Fund Advisors, the Trust and Nationwide Variable Insurance Trust, dated November 2020, previously filed as Exhibit EX-28.p.1 with the Trust’s registration statement on February 18, 2021, is hereby incorporated by reference.

(2)
Code of Business Conduct and Ethics for BlackRock Investment Management, LLC, effective April 30, 2020, previously filed as Exhibit EX-28.p.2 with the Trust’s registration statement on February 18, 2021, is hereby incorporated by reference.

(3)
Code of Ethics for Nationwide Fund Distributors, LLC, dated April 30, 2017, previously filed as Exhibit EX-28.p.4 with the Trust’s registration statement on February 21, 2018, is hereby incorporated by reference.

(4)
Code of Ethics for Brown Capital Management, LLC, dated September 30, 2018, previously filed as Exhibit EX-28.p.6 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(5)
Code of Ethics for UBS Asset Management (Americas) Inc., dated September 2021, previously filed as Exhibit EX-28.p.5 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(6)
Code of Ethics and Business Conduct for Bailard, Inc., dated November 2021, previously filed as Exhibit EX-28.p.6 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(7)
Code of Ethics for Geneva Capital Management LLC, dated March 21, 2020, previously filed as Exhibit EX-28.p.7 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(8)
Code of Ethics Amundi Asset Management US, Inc., revised July 2021, previously filed as Exhibit EX-28.p.9. with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(9)
Code of Ethics for Wellington Management Company LLP, dated August 2, 2021, previously filed as Exhibit EX-28.p.10 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(10)
Code of Ethics for Loomis, Sayles & Company, L.P., amended December 16, 2020, previously file as Exhibit EX-28.p.12 with the Trust’s registration statement on Form N-1A on September 22, 2021, is hereby incorporated by reference.

(11)
Code of Ethics for Diamond Hill Capital Management, Inc., amended July 31, 2021, previously filed as Exhibit EX-28.p.12 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(12)
Code of Ethics for WCM Investment Management, dated May 1, 2021, previously filed as Exhibit EX-28.p.14 with the Trust’s registration statement on Form N-1A on September 22, 2021, is hereby incorporated by reference.

(13)
Code of Ethics & Personal Trading Policy for Nationwide Asset Management, LLC, effective July 2020, previously filed as Exhibit EX-28.p.15 with the Trust’s registration statement on February 18, 2021, is hereby incorporated by reference.

(14)
Personal Trading Policy and Code of Conduct for Bank of New York Mellon Corporation, dated March 8, 2021, previously filed as Exhibit EX-28.p.16 with the Trust’s registration statement on Form N-1A on September 22, 2021, is hereby incorporated by reference.

(15)
Code of Ethics for Western Asset Management Company, LLC, revised June 30, 2021, previously filed as Exhibit EX-28.p.17 with the Trust’s registration statement on Form N-1A on September 22, 2021, is hereby incorporated by reference.

(16)
Code of Ethics for American Century Investment Management, Inc., revised January 1, 2021, previously filed as Exhibit EX-28.p.18 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(17)	Code of Ethics for GQG Partners LLC, dated March 22, 2021, previously filed as Exhibit EX-28.p.19 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.
(18)
Personal Code of Ethics for Janus Henderson, effective January 1, 2021, previously filed as exhibit EX-28.p.20 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(19)
Personal Securities Trading Policy for Newton Investment Management North America, LLC, effective March 31, 2021, previously filed as Exhibit EX-28.p.21 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

	(20)
Code of Conduct for Dreyfus Cash Investment Strategies, a division of BNY Mellon Investment Adviser, Inc., dated November 2020, previously filed as Exhibit EX-28.p.22 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

	(21)
Employee Code of Conduct for Insight North America LLC, dated November 2020, previously filed as Exhibit EX-28.p.23 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

	(22)
Code of Ethics for Goldman Sachs Asset Management, L.P., effective August 29, 2019, previously filed as Exhibit EX-28.p.23 with the Trust’s registration statement on August 8,2022, is hereby incorporated by reference.

	(23)
Code of Ethics for Jacobs Levy Equity Management, Inc., revised January 2016, previously filed as Exhibit EX-28.p.24 with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

(q)	(1)
Power of Attorney with respect to the Trust for Charles E. Allen, dated June 14, 2017, previously filed as Exhibit EX-28.q.1 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

	(2)
Power of Attorney with respect to the Trust for Paula H.J. Cholmondeley, dated June 14, 2017, previously filed as Exhibit EX-28.q.3 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

	(3)
Power of Attorney with respect to the Trust for Phyllis Kay Dryden, dated June 14, 2017, previously filed as Exhibit EX-28.q.4 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

	(4)
Power of Attorney with respect to the Trust for Douglas F. Kridler, dated June 14, 2017, previously filed as Exhibit EX-28.q.5 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

	(5)
Power of Attorney with respect to the Trust for Keith F. Karlawish, dated June 14, 2017, previously filed as Exhibit EX-28.q.7 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

	(6)
Power of Attorney with respect to the Trust for Carol A. Kosel, dated June 14, 2017, previously filed as Exhibit EX-28.q.9 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

	(8)
Power of Attorney with respect to the Trust for M. Diane Koken, dated March 6, 2019, previously filed as Exhibit EX-28.q.11 with the Trust’s registration statement on June 14, 2019, is hereby incorporated by reference.

	(9)	Power of Attorney with respect to the Trust for Lee Cummings, dated September 28, 2022, is filed herewith as Exhibit EX-28.q.9.
	(10)
Power of Attorney with respect to the Trust for Lorn C. Davis, dated January 1, 2021, previously filed as Exhibit EX-28.q.10 with the Trust’s registration statement on January 15, 2021, is hereby incorporated by reference.

	(11)
Power of Attorney with respect to the Trust for David E. Wezdenko, dated January 1, 2021, previously filed as Exhibit EX-28.q.11 with the Trust’s registration statement on January 15, 2021, is hereby incorporated by reference.

	(12)	Power of Attorney with respect to the Trust for David Majewski, dated September 28, 2022, is filed herewith as Exhibit EX-28.q.12.
ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT
No person is presently controlled by or under common control with Registrant.
ITEM 30. INDEMNIFICATION
Indemnification provisions for officers, directors and employees of the Registrant are set forth in Article VII, Section 2 of the Amended Declaration.  See Item 28(a) above.

The Trust has entered into indemnification agreements with each of the trustees and certain of its officers.  The indemnification agreements provide that the Trust will indemnify the indemnitee for and against any and all judgments, penalties, fines, and amounts paid in settlement, and all expenses actually and reasonably incurred by indemnitee in connection with a proceeding that the indemnitee is a party to or is threatened to be made a party to (other than certain exceptions specified in the agreements), to the maximum extent not expressly prohibited by Delaware law or applicable federal securities law and regulations (including, without limitation, Section 17(h) of the Investment Company Act of 1940 and the rules and regulations issued with respect thereto by the U.S. Securities and Exchange Commission).  The Trust also will indemnify indemnitee for and against all expenses actually and reasonably incurred by indemnitee in connection with any proceeding to which indemnitee is or is threatened to be made a witness but not a party.  See Item 23(h)(4) above.
Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER
(a)
Nationwide Fund Advisors (“NFA”), the investment adviser to the Trust, also serves as investment adviser to Nationwide Variable Insurance Trust. To the knowledge of the Registrant, the directors and officers of NFA have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of NFA or its affiliates.

Each of the following persons serves in the same or similar capacity with one or more affiliates of Nationwide Fund Advisors. The address for the persons listed below, except as otherwise noted, is One Nationwide Plaza, Columbus, OH 43215.

Name and Address	Principal Occupation	Position with NFA	Position with Funds
John L. Carter	President and Chief Operating Officer of Nationwide Financial Services, Inc.	President and Director	N/A
Lee T. Cummings
President, Chief Executive Officer and Principal Executive Officer of the Trust; Senior Vice President and Head of Fund Operations of Nationwide Funds Group; Vice President of Nationwide Mutual Insurance Company
		Senior Vice President	President, Chief Executive Officer and Principal Executive Officer, Senior Vice President and Head of Fund Operations
Kevin D. Grether	Senior Vice President of NFA and Chief Compliance Officer of NFA and the Trust; Vice President of Nationwide Mutual Insurance Company	Vice President and Chief Compliance Officer	Senior Vice President and Chief Compliance Officer
Pamela A. Biesecker	Senior Vice President and Head of Taxation of Nationwide Mutual Insurance Company	Senior Vice President and Head of Taxation	N/A

Denise L. Skingle	Senior Vice President and Chief Counsel of Nationwide Mutual Insurance Company	Senior Vice President and Secretary	N/A
Steve A. Ginnan	Senior Vice President, Director and Chief Financial Officer of Nationwide Financial Services, Inc.	Director	N/A
Stephen R. Rimes	Vice President, Associate General Counsel and Secretary for Nationwide Funds Group; Vice President of Nationwide Mutual Insurance Company	Vice President, Associate General Counsel and Assistant Secretary	Secretary, Vice President and Associate General Counsel
David A. Conner	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A
Gayle L. Donato	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A
Hope C. Hacker	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A
Timothy J. Dwyer	Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Vice President and Assistant Treasurer	N/A
David A. Garman	Vice President-Enterprise Governance & Finance Legal of Nationwide Mutual Insurance Company	Vice President and Assistant Secretary	N/A
Mark E. Hartman	Associate Vice President and Assistant Secretary of Nationwide Mutual Insurance Company	Assistant Secretary	N/A
David Dokko	Assistant Secretary of Nationwide Mutual Insurance Company	Assistant Secretary	N/A
Keith W. Hinze	Assistant Secretary of Nationwide Mutual Insurance Company	Assistant Secretary	N/A
Tina S. Ambrozy	Senior Vice President, Nationwide Financial Strategic Customer Solutions	Director	N/A
(b)
BlackRock Investment Management, LLC (“BlackRock”) acts as subadviser to the Nationwide S&P 500 Index Fund, Nationwide Small Cap Index Fund, Nationwide Mid Cap Market Index Fund, Nationwide Bond Index Fund, Nationwide International Index Fund, Nationwide Multi-Cap Portfolio and Nationwide Bond Portfolio. To the knowledge of the Registrant, the directors and officers of BlackRock have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(c)
Nationwide Asset Management, LLC (“NWAM”) acts as subadviser to the Nationwide Bond Fund and Nationwide Inflation-Protected Securities Fund. To the knowledge of the Registrant, the directors and officers of NWAM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.
(d)
Dreyfus Cash Investment Strategies, a division of BNY Mellon Investment Adviser, Inc. (“Dreyfus”), acts as subadviser to the Nationwide Government Money Market Fund. Dreyfus also acts as an investment adviser or subadviser to other investment companies. To the knowledge of the Registrant, the directors and officers of Dreyfus have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(e)
Mellon Investments Corporation (“Mellon”) acts as subadviser to the Nationwide NYSE Arca Tech 100 Index Fund. To the knowledge of the Registrant, the directors and officers of Mellon have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(f)
Brown Capital Management, LLC (“Brown Capital”) acts as subadviser to the Nationwide Small Company Growth Fund. To the knowledge of the Registrant, the directors and officers of Brown Capital have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director, officer, employee, partner, or trustee of affiliated entities.

(g)
UBS Asset Management (Americas) Inc. (“UBS AM”) acts as subadviser to the Nationwide Global Sustainable Equity Fund. To the knowledge of the Registrant, the directors and officers of UBS AM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(h)
Bailard, Inc. (“Bailard”) acts as subadviser to the Nationwide Bailard Cognitive Value Fund, Nationwide Bailard Technology & Science Fund and Nationwide Bailard International Equities Fund. To the knowledge of the Registrant, the directors and officers of Bailard have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities. Bailard provides real estate services (such as identifying and recommending potential property acquisitions and dispositions, supervising day-to-day property management and providing real estate research) to a client that is an affiliated private real estate investment trust.

(i)
Geneva Capital Management LLC (“Geneva”) acts as subadviser to the Nationwide Geneva Mid Cap Growth Fund and Nationwide Geneva Small Cap Growth Fund. To the knowledge of the Registrant, the directors and officers of Geneva have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(j)
Amundi Asset Management US, Inc. (“Amundi AM US”) acts as subadviser to the Nationwide Amundi Global High Yield Fund and Nationwide Amundi Strategic Income Fund.  Except as noted below, the directors and officers of Amundi AM US have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

Name and Position with APIAM	Other Company	Position with Other Company
Lisa Jones CEO	The Investment Company Institute	Member- Board of Governors
	MIT Sloan Finance Group Advisory Board	Member
Ken Taubes CIO	Kerem Shalom	Member of Finance Committee
	Suffolk University MSF Advisory Board	Board Member
	Suffolk University	Trustee and Member of the Investment Committee
Gregg Dooling CFO	Raising a Reader Massachusetts	Member of Finance and Audit Committee
	Raising a Reader Massachusetts	Chair of Board of Trustees

(k)
Wellington Management Company LLP (“Wellington Management”) acts as subadviser to the Nationwide International Small Cap Fund and Nationwide Fund. Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940. During the past two fiscal years, no partner of Wellington Management has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management.

(l)
Loomis, Sayles & Company, L.P. (“Loomis Sayles”) acts as subadviser to the Nationwide Loomis All Cap Growth Fund, Nationwide Loomis Core Bond Fund and Nationwide Loomis Short Term Bond Fund. The address of Loomis Sayles is One Financial Center, Boston, MA 02111.  Loomis Sayles is an investment adviser registered under the Investment Advisers Act of 1940.  Except as noted below, the directors and officers of Loomis Sayles have not been engaged in any other business or profession of a substantial nature during the past fiscal years, other than in their capacities as a director or officer of affiliated entities.

Name and Position with Loomis Sayles	Name and Principal Business Address of Other Company	Connection with Other Company
Kevin P. Charleston Chairman, Chief Executive Officer, President and Director	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust I 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust II 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust IV 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis ETF Trust 888 Boylston Street, Boston, MA 02199	Trustee
	Gateway Trust 888 Boylston Street, Boston, MA 02199	Trustee
	Loomis Sayles Distributors, Inc. One Financial Center, Boston, MA 02111	Director
	Loomis Sayles Investments Limited The Economist Plaza, 25 St. James’s Street, London, England SW1A 1 HA	Executive Vice President
	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and President
	Loomis Sayles Investments Asia Pte. Ltd. 10 Collyer Quay #14-06, Ocean Financial Centre, Singapore 049315	Director
	Loomis Sayles Operating Services, LLC One Financial Center, Boston, MA 02111	Director, Chairman and President

	NIM-os, LLC One Financial Center, Boston, MA 02111	Director, Chairman and President
Matthew J. Eagan Executive Vice President and Director	None	None
Daniel J. Fuss Vice Chairman, Executive Vice President and Director	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199	Executive Vice President (2003 to 2021)
	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Executive Vice President (2003 to 2021)
John R. Gidman Executive Vice President, Chief Operating Officer and Director	Loomis Sayles Solutions, LLC (dissolved) One Financial Center, Boston, MA 02111	President (2003-2020)
	Loomis Sayles Operating Services, LLC, One Financial Center, Boston, MA 02111	Director and Chief Executive Officer
	NIM-os, LLC One Financial Center, Boston, MA 02111	Director and Chief Executive Officer
David L. Giunta Director	Natixis Investment Managers 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer, US
	Natixis Advisors, LLC 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer
	Compliance, Risk and Internal Control Committee (formerly knowns as Natixis Distribution Corporation) 888 Boylston Street, Boston, MA 02199	Chairman, President and Chief Executive Officer
	Natixis Distribution, LLC 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer
	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199	Trustee and Executive Vice President
	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis Funds Trust I 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis Funds Trust II 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis Funds Trust IV 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer

	Natixis ETF Trust 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis ETF Trust II 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Gateway Trust 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
Aziz V. Hamzaogullari Executive Vice President, Chief Investment Officer of the Growth Equity Strategies and Director	None	None
Maurice Leger Director of Global Institutional Services, Executive Vice President and Director	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager
Jean S. Loewenberg Executive Vice President, General Counsel, Secretary and Director	Loomis Sayles Distributors, Inc. One Financial Center, Boston, MA 02111	Director
	Loomis Sayles Investments Limited The Economist Plaza, 25 St. James’s Street, London, England SW1A 1 HA	General Counsel and Secretary
	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and Secretary
	Loomis Sayles Operating Services, LLC, One Financial Center, Boston, MA 02111	Director and General Counsel
	NIM-os, LLC One Financial Center, Boston, MA 02111	Director and General Counsel
Richard G. Raczkowski Executive Vice President and Director	None	None
John F. Russell Executive Vice President and Director	None	None
Susan Sieker Executive Vice President, Chief Financial Officer and Director (2021)	Loomis Sayles Investments Limited The Economist Plaza, 25 St. James’s Street, London, England SW1A 1 HA	Chief Financial Officer
	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and Chief Financial Officer
	NIM-os, LLC One Financial Center, Boston, MA 02111	Director
Elaine M. Stokes Executive Vice President and Director	None	None
David L. Waldman Executive Vice President, Deputy	None	None

Chief Investment Officer (2013-2021), Chief Investment Officer (2021) and Director
(m)
Diamond Hill Capital Management, Inc. (“Diamond Hill”) acts as subadviser to the Nationwide Diamond Hill Large Cap Concentrated Fund. Diamond Hill is an investment adviser registered under the Investment Advisers Act of 1940. To the knowledge of the Registrant, the directors and officers of Diamond Hill have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(n)
WCM Investment Management (“WCMIM”) acts as subadviser to the Nationwide WCM Focused Small Cap Fund. WCMIM is an investment adviser registered under the Investment Advisers Act of 1940. To the knowledge of the Registrant, the directors and officers of WCMIM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(o)
Western Asset Management Company, LLC (“Western Asset”) acts as subadviser to the Nationwide Multi-Cap Portfolio.  Western Asset is a direct wholly-owned subsidiary of Legg Mason, Inc. (“Legg Mason”) and an indirect wholly-owned subsidiary of Franklin Resources, Inc. (“Resources”) and is registered as an investment adviser under the Advisers Act. During the last two fiscal years, the directors and officers of Western Asset have not been engaged in any business, profession, vocation or employment of a substantial nature other than as directors or officers of Legg Mason and/or Resources, other Legg Mason and/or Resources subsidiaries, and/or other Legg Mason and/or Resources sponsored investment companies. The names and titles of the officers and directors of Western Asset are listed in Schedules A and D of Form ADV filed by Western Asset pursuant to the Advisers Act, the text of which Schedules are incorporated herein by reference (SEC File No. 801-8162). Western Asset is located at 385 E. Colorado Blvd, Pasadena, CA 91101.

Name	Position(s) at Western Asset	Other Position(s) held
James W. Hirschmann III	President and Chief Executive Officer, Western Asset (Chairman)	Director, Western Asset Mortgage Capital Corporation
Jennifer Johnson	Non-Employee Director	None
Matthew Nicholls	Non-Employee Director	None
Jennifer W. Murphy	Chief Operating Officer, Western Asset (Executive Director)	Former Director, Brandywine Global Investment Management (Europe) Limited
Former Director, Legg Mason International Equities Limited
Former Member, Legg Mason Political Action Committee
Former Manager, Brandywine Global Investment Management, LLC
Director and Chief Executive Officer, Western Asset Mortgage Capital Corporation
Jed A. Plafker	Non-Employee Director	None
Marzo Bernardi	Director of Client Services and Marketing	None
Dennis McNamara	Director of Global Portfolio Operations	None
Charles A. Ruys de Perez	Secretary and General Counsel	Director, Western Asset Holdings (Australia) Pty Ltd
Director, Western Asset Management Company Pty Ltd

Name	Position(s) at Western Asset	Other Position(s) held
Director, Western Asset Management Company Ltd
Director, Western Asset Management Company Pte. Ltd
Director, Western Asset Management Company Limited
Kevin Ehrlich	Chief Compliance Officer	None
(p)
American Century Investment Management, Inc. (“American Century”) acts as a subadvisor to the Nationwide American Century Small Cap Income Fund. Except as listed below, the directors and officers of American Century have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities of director or officer of affiliated entities.

Name and Position with American Century	Other Company	Positions with Other Company
Alex Lepinsky Vice President	Deutsche Bank	Senior Portfolio Manager and Senior Trader
Miguel Cota Vice President	BlackRock	Senior Credit Trader
Peter VanGelderen Vice President	Guggenheim Partners	Co-Head of Structured Credit Group
John Pack General Counsel and Senior Vice President	The Bank of New York Mellon	Chief Legal Officer of Investment and Wealth Management
(q)
GQG Partners LLC (“GQG”) acts as subadvisor to the Nationwide GQG US Quality Equity Fund.  The principal address of GQG is 450 East Las Olas Boulevard, Suite 750, Fort Lauderdale, Florida 33301. GQG is an investment adviser registered under the Investment Advisers Act of 1940, as amended.  Except as noted below, the directors and officers of GQG have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

Name and Position with GQG	Name and Principal Business Address of Other Company	Connection with Other Company
Rajiv Jain, Chairman, Chief Investment Officer and Manager	GQG Partners Community Empowerment Foundation* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Sole Member; Director (August 2018 - April 2021)
	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Executive Chairman, Chief Investment Officer (Oct 2021 – present)
Tim Carver, Chief Executive Officer and Manager	GQG Partners Community Empowerment Foundation* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Director (August 2018 -- April 2021)
	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Chief Executive Officer, Executive Director (Oct 2021 – present)

	Hycroft, LLC 100 Park Avenue, 16th Floor New York, NY 10017	Director
Melodie Zakaluk, Chief Financial Officer and Manager	GQG Global UCITS ICAV 2nd Floor, 5 Earlsfort Terrace Dublin D2 Ireland	Director
	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Chief Financial Officer (Oct 2021 – present)
	GQG Partners (Australia) Pty Ltd* Level 10, 68 Pitt Street Sydney NSW 2000	Director
Charles Falck Chief Operating Officer	Vontobel Asset Management AG Genferstrasse 27, 8002 Zurich Switzerland	Global Chief Operating Officer (employment prior to joining GQG in August 2021)
	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Chief Operating Officer, (Oct 2021 – present)
Sal DiGangi, Global Chief Compliance Officer	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Global Chief Compliance Officer (Oct 2021 – present)
Frederick H. Sherley, General Counsel and Secretary	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	General Counsel and Corporate Secretary (Oct 2021 – present)
* Affiliated entity
(r)
Newton Investment Management North America, LLC (“Newton US”) acts as a subadvisor to the Nationwide BNY Mellon Disciplined Value Fund and Nationwide BNY Mellon Dynamic U.S. Core Fund. The directors and officers of Newton US have not been engaged in any other business or profession of substantial nature during the past two fiscal years.

(s)
Janus Henderson Investors US LLC) (“Janus”) acts as a subadviser to the Nationwide Multi-Cap Portfolio and Nationwide Janus Henderson Overseas Fund. Janus is an investment adviser registered under the Investment Advisers Act of 1940. To the knowledge of the Registrant, the officers of Janus have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer or other employee of affiliated entities, including sponsor funds.

(t)    Goldman Sachs Asset Management, L.P. (“GSAM”) is an indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. and serves as a subadviser the the Nationwide Multi-Cap Portfolio. GSAM is engaged in the investment advisory business. GSAM is part of The Goldman Sachs Group, Inc., a public company that is a bank holding company, financial holding company and a world-wide, full-service financial services organization. GSAM Holdings LLC is the general partner and principal owner of GSAM. To the knowledge of the Registrant, the directors and officers of GSAM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(u)  Insight North America LLC (“Insight”) acts as a subadvisor to the Nationwide BNY Mellon Core Plus Bond ESG Fund. The directors and officers of Insight have not been engaged in any other business or profession of a substantial nature during the past two fiscal years.
(v)
Jacobs Levy Equity Management, Inc. (“Jacobs Levy”) acts as subadviser to the Nationwide U.S. 130/30 Equity Portfolio. To the knowledge of the Registrant, the directors and officers of Jacobs Levy have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

ITEM 32. PRINCIPAL UNDERWRITERS
(a)	Nationwide Fund Distributors LLC, the principal underwriter of the Trust, also acts as principal underwriter for Nationwide Variable Insurance Trust.
(b)
Herewith is the information required by the following table with respect to each director, officer or partner of NFD.  The address for the persons listed below, except where otherwise noted, is One Nationwide Plaza, Columbus, OH 43215.

Name:	Position with NFD:	Position with Registrant:
Holly A. Butson	Chief Compliance Officer	N/A
Lee T. Cummings	Chairman, Director and President	President, Chief Executive Officer and Principal Executive Officer, Senior Vice President and Head of Fund Operations
Ewan T. Roswell	Associate Vice President and Assistant Treasurer	N/A
Denise L. Skingle	Senior Vice President and Secretary	N/A
Jennifer L. Monnin	Chief Marketing Officer	N/A
(c)	Not applicable.
ITEM 33. LOCATION OF ACCOUNTS AND RECORDS
J.P. Morgan Investor Services Co.
1 Beacon Street
Boston, Massachusetts 02108-3002
Nationwide Funds Group
One Nationwide Plaza
Columbus, OH 43215
ITEM 34. MANAGEMENT SERVICES
Not applicable.
ITEM 35. UNDERTAKINGS
Not applicable.

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbus, and State of Ohio, on this 11th day of October, 2022.

NATIONWIDE MUTUAL FUNDS
BY:	/s/Allan J. Oster
Allan J. Oster, Attorney-In-Fact for Registrant